Exhibit 3.7
AMENDMENT NO. 5
TO THE THIRD AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
PLAINS MARKETING, L.P.

This Amendment No. 5 (this “Amendment”) to the Third Amended and Restated Agreement of Limited Partnership of Plains Marketing, L.P., a Texas limited partnership (the “Partnership”), is hereby adopted effective as of December 1, 2019, by Plains GP LLC, a Delaware limited liability company (the “General Partner”) and PAA Midstream LLC, a Delaware limited liability company (the “Limited Partner” and, together with the General Partner, collectively referred to as the “Partners”). Capitalized terms used but not defined herein shall have their respective meanings as set forth in the Partnership Agreement (defined below).

WHEREAS, the General Partner and Plains All American Pipeline, L.P., a Delaware limited partnership (the “Predecessor Limited Partner”) were parties to that certain Third Amended and Restated Agreement of Limited Partnership, dated April 1, 2004, as amended (as amended, the “Partnership Agreement”); and

WHEREAS, on the date hereof, the Predecessor Limited Partner contributed its limited partnership interest in the Partnership to the Limited Partner; and

WHEREAS, the Partners desire to amend the Partnership Agreement to reflect the admission of the Limited Partner as a Substituted Limited Partner.

NOW THEREFORE, the Partners do hereby amend the Partnership Agreement as follows:

1.Amendment. The Partnership Agreement is hereby amended to reflect the admission of PAA Midstream LLC as a Substituted Limited Partner.

2.Ratification of Partnership Agreement. Except as expressly amended herein, the terms, covenants and conditions of the Partnership Agreement, as amended by this Amendment, shall remain in full force and effect, and the undersigned hereby ratify the same in its entirety.

3.Governing Law. This Amendment No. 5 will be governed by and construed in accordance with the laws of the State of Texas.

IN WITNESS WHEREOF, the Partners have executed this Amendment as of the date first stated above.

GENERAL PARTNER:

PLAINS GP LLC

By:
Name: Richard McGee
Title: Executive Vice President

LIMITED PARTNER:

PAA Midstream LLC

By:
Name: Richard McGee
Title: Executive Vice President